May 26, 1999


Richard R. Chrysler, President
JPE, Inc.
775 Technology Drive, Suite 200
Ann Arbor, Michigan 48108

RE: FORBEARANCE AGREEMENT AMONG COMERICA BANK, NBD BANK, NATIONAL BANK OF CANADA, HARRIS TRUST AND SAVINGS BANK, AND BANK ONE, DAYTON, N.A. (COLLECTIVELY, THE "BANKS"), COMERICA BANK, AS AGENT FOR THE BANKS ("AGENT"), JPE, INC. ("COMPANY") AND API/JPE, INC. (FORMERLY KNOWN AS ALLPARTS, INCORPORATED) ("API"), DAYTON PARTS, INC. ("DPI"), SAC CORPORATION, STARBOARD INDUSTRIES, INC. ("SBI"), INDUSTRIAL & AUTOMOTIVE FASTENERS, INC. ("IAF"), PLASTIC TRIM, INC. ("PTI"), BRAKE, AXLE AND TANDEM COMPANY CANADA INC. AND JPE FINISHING, INC. (COLLECTIVELY, "GUARANTORS") DATED AUGUST 10, 1998, AND AMENDED BY A FIRST AMENDMENT DATED AUGUST 31, 1998, A SECOND AMENDMENT DATED SEPTEMBER 4, 1998, A THIRD AMENDMENT DATED SEPTEMBER 16, 1998, A FOURTH AMENDMENT DATED OCTOBER 1, 1998, A FIFTH AMENDMENT DATED DECEMBER 1, 1998, A SIXTH AMENDMENT DATED MARCH 26, 1999, A SEVENTH AMENDMENT DATED APRIL 14, 1999, AN EIGHTH AMENDMENT DATED MAY 3, 1999, A NINTH AMENDMENT DATED MAY 7, 1999, AND A TENTH AMENDMENT DATED MAY 21, 1999 (AS AMENDED, THE "FORBEARANCE AGREEMENT")

Dear Mr. Chrysler.

All capitalized terms are defined in the Forbearance Agreement.

This letter acknowledges your request for a payoff balance as of May 27, 1999 of the portion of the Company's Liabilities to the Banks consisting of direct indebtedness. As more particularly described below, upon the condition that the Agent receives (1) an executed original of this letter from Company and Guarantors; and (2) wire transfer or transfers in the amount of the Payoff Amount in accordance with the instructions set forth below, then this letter constitutes Agent's agreement to prepare, execute and deliver to Company discharges of mortgages and UCC termination statements terminating all liens granted to Agent by Company and Guarantors to secure the Liabilities. (For convenience, the UCC termination statements and the mortgage discharges are identified collectively as the "Discharges").

It is a condition precedent to Agent's obligation hereunder that an executed facsimile copy of this letter, with the original to follow by mail, and a wire transfer in the aggregate amount of the Payoff Amount be received by Agent. Company acknowledges that Agent will not discharge any of its liens or encumbrances until all such events have occurred.

A. The direct indebtedness as of May27, 1999, assuming no activity on May 27, 1999, will be $66,463,771.22. This amount consists of the following:

                              Principal          Interest             Total
                              ---------          --------             -----

     Revolving Credit       $65,554,194.34      $464,117.33      $66,018,311.67

     Swing Line                 415,776.68         5,364.24          421,140.92

     Facility Fee                24,318.63              ---           24,318.63
                                                                 --------------

     TOTAL                                                       $66,463,771.22


B.   Costs and Expenses

     Reimbursement of legal expenses
     through May 25, 1999                       $  7,428.68

     Reserve                                       5,000.00
                                                -----------
                                                                      12,428.68
                                                                 --------------

     GRAND TOTAL                                                 $66,476,199.90

The "Payoff Amount" is $49,988,170.90 which is the amount of the Liabilities described above, less $1,000 for the preferred stock and a discount of $16,487,029.

The Payoff Amount must be received by Agent in the form of a wire transfer, or intrabank transfer, from Comerica Bank to Agent on or before 2:00 p.m. EDST on the date of closing, which is scheduled for May 27, 1999. The wire transfer should be directed as follows:

                  Comerica Bank
                  ABA No.
                  Account No.
                  Attn:
                  Reference Payoff for JPE, Inc.

Comerica Bank maintains various controlled disbursement accounts and lock boxes for the benefit of Company and Guarantors and is willing to maintain them, subject to reaching agreements and receiving documentation for the maintenance of those accounts and lock boxes satisfactory to Comerica Bank. Also, Company maintains general accounts at Comerica which accrue fees, service charges and other charges (collectively, the "Charges").

The financing arrangement with Company is such that the above payoff balance may not represent all amounts owing to Banks because of adjustments for returned items, insufficient funds checks, partial credits, provisional credits and like items taken into consideration in calculating the payoff (collectively, the "Adjustments"). Until Company closes its accounts with Comerica, these fees will accrue. Moreover, additional legal fees and expenses (the "Legal Fees") may be incurred in connection therewith. We have made a good faith attempt to identify the full amount of the Liabilities, including all Adjustments, Charges and Legal Fees and other expenses as of the date hereof (other than Charges payable in the ordinary course of business), and have included such amounts in the Payoff Amount, but if these amounts are not accurate, Company and Guarantors remain liable and must pay the full amount of all Liabilities due Agent and Banks. Company and Guarantors agree that any of these Adjustments, fees and Charges may be charged to any account maintained by Company or Guarantors with Comerica Bank.

Because of the possibility of Adjustments, Company and Guarantors herewith indemnity Agent and Banks from any and all losses, damages, deficiencies, liabilities, and expenses relating to or caused by any Adjustments, and agrees to pay, and hold Agent and Banks harmless, with respect to all Adjustments.

In consideration of Agent delivering the Discharges, Company and Guarantors accept the responsibility and expenses for filing the Discharges with all applicable filing offices.

Nothing in this letter releases Company and Guarantors from any Liabilities to Agent or the Banks arising under any term or provision of any loan and security document among the Company and Agent and Banks, but none of the collateral granted to Agent or the Banks by Company or Guarantors secures any such Liabilities.

The facsimile or other electronically transmitted copy of this letter is to be treated the same as an originally executed copy of this letter.

                                    INDEMNITY

The Company and Guarantors acknowledge and agree that it shall pay immediately on demand any and all costs and expenses of the Agent and Banks, including, but not limited to, all counsel fees of the Agent and Banks in relation to defense of Claims (as defined below) by any person against the Agent and Banks arising from or related to the business relationship among the Agent and Banks and the Company and Guarantors or any affiliates of the Company and Guarantors. The Company and Guarantors' agreement to be responsible for the Agent and Banks' attorneys' fees and costs applies regardless of whether the Agent and Banks prevail in whole or in part in any action, proceeding, litigation, or otherwise, and regardless of the nature of any action or litigation or the theories or bases of recovery or defense. The Company and Guarantors agree to indemnify the Agent and Banks for all Claims (as defined below) which may be imposed on, incurred by, or asserted against the Agent and Banks in connection with the Transaction (as defined below), or the business relationship among the Agent and Banks, on the one hand, and the Company and Guarantors or any affiliates of the Company and Guarantors on the other hand. "Claims" means any demand, claim, action or cause of action, damage, liability, loss, cost, debt, expenses, obligation, tax, assessment, charge, lawsuit, contract, agreement, undertaking or deficiency, of any kind or nature, whether known or unknown, fixed, actual, accrued or contingent, liquidated or unliquidated (including interest, penalties, attorneys' fees and other costs and expenses incident to proceedings or investigations relating to any of the foregoing or the defense of any of the foregoing), whether or not litigation has commenced, arising from or related to the Transaction (as defined below) or the business relationship among the Agent and Banks and the Company and Guarantors or any affiliates of the Company and Guarantors only. "Transaction" means the transactions contemplated by the Investment Agreement dated April 28, 1999 among ASC Holdings LLC, Kojaian Holdings LLC and JPE, Inc.

                                     RELEASE

AS FURTHER CONSIDERATION FOR THE AGREEMENTS AND UNDERSTANDINGS HEREIN, COMPANY AND EAC GUARANTOR HEREBY RELEASES AGENT AND BANKS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENS, ATTORNEYS, AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS FROM ANY LIABILITY, CLAIM, RIGHT OR CAUSE OF ACTION WHICH NOW EXISTS, OR HEREAFTER ARISES, WHETHER KNOWN OR UNKNOWN, ARISING FROM OR IN ANY WAY RELATED TO FACTS IN EXISTENCE AS OF THE DATE HEREOF. BY WAY OF EXAMPLE AND NOT LIMITATION, THE FOREGOING INCLUDES ANY CLAIMS IN ANY WAY RELATED TO ACTIONS TAKEN OR OMITTED TO BE TAKEN BY AGENT OR THE BANKS UNDER THE LOAN DOCUMENTS WITH THE COMPANY, THE BUSINESS RELATIONSHIP WITH AGENT OR THE BANKS AND ALL OTHER LIABILITIES OF ANY NATURE OR UNDERSTANDINGS (ACTUAL OR ALLEGED), ANY BANKING RELATIONSHIPS THAT THE COMPANY HAS OR MAY HAVE HAD WITH COMERICA AT ANY TIME AND FOR ANY REASON INCLUDING, BUT NOT LIMITED TO, DEMAND DEPOSIT ACCOUNTS OR OTHERWISE.

This letter agreement may be executed in counterparts, each of which shall be deemed to constitute an original document. If you have any questions concerning this matter, please feel free to contact me.

Very truly yours,

COMERICA BANK, Agent

By:  /s/ Cynthia B. Jones
     ----------------------------
Its: Vice President


ACKNOWLEDGED AND AGREED:


JPE, INC.                                     API/JPE, INC. (formerly known as
                                              ALLPARTS, INCORPORATED)

By:  /s/ Richard r. Chrysler                  By:  /s/ Richard R. Chrysler
     ----------------------------                  ---------------------------
Its: President & CEO                          Its: President
Date:                                         Date:


BRAKE, AXLE AND TANDEM                        DAYTON PARTS, INC.
COMPANY CANADA INC.

By:  /s/ Richard R. Chrysler                  By:  /s/ Richard R. Chrysler
     ----------------------------                  ---------------------------
Its: Chief Executive Officer                  Its: Chief Executive Officer
Date:                                         Date:


JPE FINISHING, INC.                           SAC CORPORATION

By:  /s/ Richard R. Chrysler                  By:  /s/ Richard R. Chrysler
     ----------------------------                  ---------------------------
Its: President                                Its: President
Date:                                         Date: